EXHIBIT (q)(2)

SECRETARY’S CERTIFICATE

The undersigned, Secretary for each of the respective entities listed on the attached Schedule A (each referred to in the following resolution as the “Fund”) hereby certifies that the Board of Trustees/Directors of each entity duly adopted the following resolution on December 8, 2020:

RESOLVED:That the persons named in any power of attorney given by any Trustee/Director or officer of the Fund relating to registration statements on Form N-1A, or any one of them, are authorized to sign each Registration Statement on Form N-1A under the Securities Act of 1933, and any amendments thereto, on behalf of the Fund pursuant to such power of attorney.

By:	/s/ Maureen A. Gemma
Maureen A. Gemma
Secretary

Dated:  January 27, 2021

SCHEDULE A

Name of Trust/Corporation

Calvert Impact Fund, Inc.
Calvert Management Series
Calvert Responsible Index Series, Inc.
Calvert Social Investment Fund
Calvert Variable Products, Inc.
Calvert Variable Series, Inc.
Calvert World Values Fund, Inc.
The Calvert Fund